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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


To the Trustees
EDS Puerto Rico Savings Plan:


We consent to incorporation by reference in the Registration Statement (No. 33-54833) on Form S-8 of Electronic Data Systems Corporation of our report dated May 31, 1996, except for Note 7 which is as of June 7, 1996 relating to the statements of net assets available for benefits of the EDS Puerto Rico Savings Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended, and the related supplemental schedules, which report appears in the December 31, 1995 annual report on Form 11-K of the EDS Puerto Rico Savings Plan.



                                     KPMG Peat Marwick LLP


Dallas, Texas
June 28, 1996

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